ESCROW AGREEMENT

This Escrow Agreement, dated as of January 17, 2007 (this “Agreement”), is entered into by and between Long-E International, Inc., a Utah corporation, with its principal offices located at C-6F HUHAN CHUANGXIN BLOCK, KEYUAN ROAD, HI-TECH INDUSTRY ZONE, SHENZHEN GUANDONG F4 5180000 (the “Company), WestPark Capital, Inc. a Colorado corporation with its principal offices located at 1900 Avenue of The Stars, Suite 310 Los Angeles, CA 90067 (the “Placement Agent”) and Law Offices of David L. Kagel, A Professional Corporation, with offices at 1801 Century Park East, Suite 2500, Los Angeles, CA 90067 (the “Escrow Agent”).

WHEREAS, Placement Agent and the Company have entered into an Engagement Agreement (the “Engagement”), dated as of June 20, 2006 regarding certain financing (the “Offering”) in the form of Convertible Notes, which are convertible into shares of the Company’s preferred stock of the Company, (the “Securities”) and Regulation D of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Act”) such placement to be made solely to accredited investors, as that term is defined in the Act;

WHEREAS, the Placement Agent, as agent for the Company, proposes to offer the Securities on a best efforts basis, a maximum of $6,000,000 (“Maximum Offering”), which Securities of convertible debt are being offered with a conversion price of $0.40 (the “Purchase Price”);

WHEREAS, the proceeds to the Company from the sale of the Securities (the “Subscription Funds”) are to be held in escrow pending the Company’s receipt of subscriptions, consisting of the full Purchase Price of Securities subscribed for and a related subscription agreement, (each a “Subscription”) from subscribers for Securities (each a “Subscriber”), until the expiration of the Offering Period as defined herein; and

WHEREAS, the Company and the Placement Agent propose to establish an escrow account with the Escrow Agent whereby the Escrow Agent will serve as escrow agent pursuant to the terms and subject to the conditions provided for in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   Appointment of Escrow Agent: The Company and the Placement Agent hereby appoint the Escrow Agent as agent and custodian for the purposes of this Agreement, and the Escrow Agent accepts such appointment, each upon the terms and subject to the conditions set forth in this Agreement.

2.    Establishment of the Escrow Account: The Company and the Placement Agent hereby establish (the “Escrow Agreement”) with the Escrow Agent under Escrow Agent’s client trust account at Wells Fargo Bank located at 1801 Avenue of the Stars, Los Angeles, California 90067 (the “Bank”), to receive, hold and disburse Subscription Funds as set forth herein (the “Escrow Account”). The Placement Agent shall instruct each Subscriber to make the Subscription Funds payable to the Escrow Account.

3.   The Escrow Period: The Offering shall expire on February 28, 2007, unless extended for an additional period of up to 45 days at the sole discretion of the Company, and upon at least five (5) business days written notice to the Escrow Agent (said initial or extended period is defined as the “Offering Period.”)

4.   Deposits into the Escrow Account:

(a) All Subscribers’ checks and wire transfer funds shall be made payable to “Law Offices of David L. Kagel, Prof. Corp. Subscription Escrow Account No. 3” as escrow agent for the Company.  Checks may be delivered to the Placement Agent, who in turn will deliver them to an Account Representative at the Bank for deposit into the Escrow Account.  The Placement Agent will promptly furnish to the Escrow Agent copies of all checks and related deposit slips so delivered to the Bank.  All Subscription Funds shall be accompanied by written subscription information in the form attached hereto as Exhibit B.  The Escrow Agent shall, upon receipt of a Subscription, together with the related Purchase Price therefor, deposit the Purchase Price of said Subscription in the Escrow Account for collection.

(b)   Any checks which are received by Escrow Agent that are made payable to a party other than the Escrow Agent shall be returned directly to the proposed purchaser, together with any documents delivered therewith. In the event the Escrow Agent does not have sufficient Information to return such deposit to the proposed purchaser, the Escrow Agent shall return such deposit and documents to the Placement Agent. Simultaneously with each deposit, the Placement Agent shall provide the Escrow Agent with a copy of a fully executed Subscription containing the name, address and taxpayer identification number of each Subscriber and of the aggregate principal amount of Securities subscribed for by such Subscriber. The Escrow Agent is not obligated, and may refuse, to accept checks that are not accompanied by a Subscription containing the requisite information.

(c)   In the event a wire transfer is received by the Escrow Agent and the Escrow Agent has not received a related subscription agreement, fully executed, the Escrow Agent shall notify the Placement Agent. If the Escrow Agent does not receive a fully executed copy of the subscription agreement containing the name, address and taxpayer identification number of the Subscriber and the Purchase Price of the Securities subscribed for by such Subscriber prior to close of business on the second business day (days other than a Saturday or Sunday or other day on which the Escrow Agent is not open for business in the State of New York) after notifying Placement Agent of receipt of said wire, the Escrow Agent shall return the funds to the prospective purchaser.

5.   The Offering Period: During the Offering Period, the Escrow Agent shall maintain a list of (i) the name, address and taxpayer identification number of each Subscriber, (ii) the number of Securities subscribed for by such Subscriber, as accepted, and (iii) the aggregate Purchase Price received from each Subscriber.

6.   Delivery of the Offering Proceeds: A request for disbursement from the Escrow Account shall be signed by an authorized representative of both the Company and the Placement Agent and shall be substantially the same form as Exhibit C attached hereto and made a part hereof. The Escrow Agent shall not be responsible for evaluating the truth or sufficiency of any request for disbursement. The Escrow Agent shall disburse and deliver all Subscription Funds deposited in the Escrow Account for Subscriptions accepted by the Company and available for distribution to the Company (the “Offering Proceeds”) as follows:

(a)   In the event that the Proceeds are not received by the Escrow Agent on or prior to the termination of the Offering Period, promptly to the applicable Subscriber (in the amount received from such Subscriber when tendering the Subscriber’s Subscription); or

(b)   In the event that at least the Proceeds are received by the Escrow Agent on or prior to the termination of the Offering Period, in accordance with the written instructions of the Company and the Placement Agent; however, in no event shall the Escrow Agent distribute the funds without the documentation as may be necessary in the opinion of the Escrow Agent.

(c)   Notwithstanding the foregoing, the distribution of funds pursuant to Sections 6(a) and (b) shall not occur until the date on which said funds have cleared.

7.   In the event that Proceeds from less than the Maximum Offering are disbursed to the Company in accordance with Section 6(b) of this Agreement, the Escrow Agent shall deposit any additional funds received during the Offering Period in the Escrow Account until given further instructions by the Company and the Placement Agent as to disposition of the funds; however, in no event shall the Escrow Agent make a distribution under this Section 7 until the date on which said funds have cleared.

8.   Upon the disbursement of all funds in the Escrow Account in accordance with the terms of this Agreement, the Escrow Agent will have no further responsibility. In this regard, it is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the funds in the Escrow Account.

9.   The Escrow Agent hereby accepts its obligations under this Agreement, and represents and warrants that the Escrow Agent has the power and legal authority to enter into this Agreement and to perform the Escrow Agent’s obligations under this Agreement. The Escrow Agent covenants and agrees that all property held by the Escrow Agent pursuant to this Agreement shall be identified as being held in escrow in connection with this Agreement. The Escrow Agent further covenants and agrees that all documents and records with respect to the matters subject to and transactions contemplated by this Agreement will be available, upon reasonable written notice, for examination by the Company, the SEC or any state “blue sky” securities authorities. The Company and the Placement Agent agree that the Escrow Agent may be a Subscriber to the Offering.

10.  For its services hereunder, the Escrow Agent shall be entitled to receive from the Company upon demand: (a) a fee of $2,000 upon the execution and delivery of this Agreement, and (b) reimbursement for any reasonable expenses incurred by the Escrow Agent in connection with the services provided in accordance with this Agreement.

11.  For its services hereunder, the Placement Agent shall be entitled to receive from the Company upon demand reimbursement for any reasonable expenses incurred by the Placement Agent in connection with the services provided in accordance with this Agreement.

12.  The parties hereto, for themselves, their successors and assigns, do hereby acknowledge and agree that:

(a)   This Escrow Agreement expressly sets forth all the duties and obligations of the Escrow Agent with respect to any and all matters pertinent to this Agreement. The Escrow Agent shall not have any additional duties or responsibilities except as expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against the Escrow Agent;

(b)   The Escrow Agent shall be under no duty or obligation to enforce the collection of any check, draft or other instrument for the payment of money delivered to it hereunder, but the Escrow Agent, within a reasonable time, shall return to the Subscriber any check, draft or other instrument received which is dishonored, together with the Subscription Agreement;

(c)   The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the funds in the Account or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the funds in the Account or any part thereof;

(d)   The Escrow Agent does not have any interest in the amounts deposited hereunder but is serving as escrow holder only and having only possession thereof; except to the extent that the Escrow Agent shall become a Subscriber.

(e)   The Escrow Agent shall not be required to enforce any of the terms or conditions of any agreement between the Company and a member of the NASD, nor shall it be responsible for the performance by the Company or a member of the NASD of their obligations under any agreement between them;

(f)   The Escrow Agent shall not have any investment responsibility with respect to funds held under this Agreement;

(g)   The Escrow Agent shall not be responsible for the identity, authority or rights of any person, firm or corporation executing or delivering or purporting to execute or deliver this Agreement or any document or amount deposited hereunder or any endorsement thereon or assignment thereof;

(h)   The Escrow Agent shall not be responsible for the sufficiency, genuineness or validity of, or title to, any document, instrument or amount deposited or to be deposited with it pursuant to this Agreement;

(i)   The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties and the Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document;

(j)   The Escrow Agent shall not have any duty to preserve rights against any parties with respect to any funds held by the Escrow Agent pursuant to this Agreement, whether or not the Escrow Agent has or is deemed to have knowledge or notice of such matters;

(k)   The Escrow Agent shall not be liable for any action taken in accordance with the terms of this Agreement, including, without limitation, any release of amounts held by the Escrow Agent pursuant to this Agreement;

(l)   The Escrow Agent’s duties hereunder are purely ministerial in nature and the Escrow Agent shall not be liable or responsible for any act it may do or omit except to the extent a court of competent jurisdiction located within the State of California determines its actions or inactions constituted gross negligence or willful misconduct, and in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action;

(m)   The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it in respect of the subject matter of this Agreement and the instructions set forth herein, unless requested to do so and indemnified to its satisfaction against the cost and expense of such defense;

(n)   In case any funds held by the Escrow Agent hereunder shall be attached, garnished or levied upon pursuant to any order of court, or the delivery thereof shall be stayed or enjoined by any order of court, or any other writ, order, judgment or decree shall be entered or issued by any court affecting such property, or any part thereof, or any act of the Escrow Agent, the Escrow Agent is hereby expressly authorized, in its sole discretion and notwithstanding anything in this Agreement to the contrary, to obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction and, in case the Escrow Agent obeys and complies with any such writ, order, judgment or decree, it shall not be liable to any of the parties hereto, their affiliates, principals, successors or assigns, any Subscriber or prospective purchaser or to any other person, firm or corporation, by reason of such compliance notwithstanding that such writ, order, judgment or decree may subsequently be reversed, modified, annulled, set aside or vacated;

(o)   The Escrow Agent at the sole expense of the Company may employ agents, attorneys and accountants in connection with its duties hereunder and shall not be liable for any action taken or omitted in good faith in accordance with the advice of counsel, accountants or other skilled persons; and

(p)   By entering into this Agreement, there is no establishment of an attorney client relationship neither between the Company and the Escrow Agent nor between the Placement Agent and the Escrow Agent.

13.   In the event of any disagreement between the Company, the Placement Agent and the Subscribers, or any other person, or any of them, resulting in an adverse claim to funds held by the Escrow Agent pursuant to this Agreement, the Escrow Agent shall be entitled, at the Escrow Agent’s sole option, to refuse to comply with any such claim and shall not be liable for damages or interest to any such person or persons for its failure to comply with such adverse claims, and the Escrow Agent shall be entitled to continue to so refrain until:

(a)   the rights of the adverse claimants shall have been finally adjudicated by a court of competent jurisdiction; or

(b)   all differences shall have been adjusted by agreement and the Escrow Agent shall have been notified of such in a writing signed by all interested persons.

In the event of such disagreement, the Escrow Agent, in the Escrow Agent’s sole discretion, may file a suit in interpleader for the purpose of having the respective rights of the claimants of such funds or other property adjudicated at the sole expense of the Company.

14.   The Company and the Placement Agent hereby agree to indemnify the Escrow Agent and hold the Escrow Agent harmless, from and against any and all claims, costs, expenses, demands, judgments, losses, damages and liabilities (including, without limitation, reasonable attorneys’ fees and expenses) arising out of or in connection with this Agreement.

15.   The Escrow Agent may at any time resign by giving prior written notice of such resignation to the Placement Agent and the Company. The Escrow Agent shall not be discharged from its duties and obligations under this Agreement until a successor escrow agent shall have been designated by the Company and such successor escrow agent shall have executed and delivered an escrow agreement in substantially the form of this Agreement, and all property then held by the Escrow Agent pursuant to this Agreement shall have been delivered to such successor escrow agent. However, in no event will the Escrow Agent’s obligations hereunder extend beyond ninety (90) days after providing written notice of resignation to the Placement Agent and the Company.

16.   The term of this Agreement shall commence as of the date of this Agreement and shall terminate upon the earliest to occur of the following:

(a)   disbursement of all amounts held by the Escrow Agent pursuant to Section 6 of this Agreement and satisfaction of the Escrow Agent’s other duties and responsibilities under this Agreement; or

(b)   the appointment of, and acceptance of such appointment by, the successor escrow agent under Section 14.

Upon termination of this Agreement, Exhibit D attached hereto and made a part hereof is required to be executed and delivered by the Company to the Escrow Agent, provided that failure to do so shall not effect the termination of this Agreement.

17.   Except as otherwise specifically provided elsewhere in this Agreement, all requests, demands, notices and other communications required or otherwise given under this Agreement shall be sufficiently given if in writing and (a) delivered by hand against written receipt therefore, (b) forwarded by nationally recognized overnight courier requiring acknowledgment of receipt, (c) mailed by registered or certified mail, return receipt requested addressed or (d) facsimile, in each case with delivery charges prepaid or (e) as a PDF scan and email, as follows:

If to the Company, to:

Long-E International, Inc.
C-6F HUHAN CHUANGXIN BLOCK
KEYUAN ROAD, HI-TECH INDUSTRY ZONE
SHENZHEN GUANDONG F4 5180000
Telephone: +86 755 3396 5188
Email: jeffreyly@tom.com

If to the Placement Agent, to:

Richard Rappaport
WestPark Capital, Inc.
1900 Avenue of the Stars, Ste. 310
Los Angeles, CA 90067
Facsimile: (310) 843-9304
Email: r@wpcapital.com

If to the Escrow Agent, to:

David L. Kagel, Esq.
Law Offices of David L. Kagel, A Professional Corporation
1801 Century Park East
Suite 2500
Los Angeles, CA 90067
Facsimile: (310) 553-9693
Email: dkagel@earthlink.net

or, in the case of any of the parties hereto, at such other address as such party shall have furnished in writing, in accordance with this section, to the other party to this Agreement. Each such request, demand, notice or other communication shall be deemed given (x) on the date of delivery by hand, (y) on the first business day following the date of delivery to the nationally recognized overnight courier or (z) three business days following mailing by registered or certified mail.

18.   This Agreement shall be binding and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement is intended or shall be construed to give any other person any right, remedy or claim under, in or with respect to this Agreement or any funds held pursuant to this Agreement, except as specifically set forth in this Agreement.

19.   This Agreement contains the entire agreement of the parties and supersedes all prior written or oral understandings pertaining to any of the subject matter hereof. This Agreement may be modified or amended only in a writing signed by all of the parties hereto.

20.   This Agreement shall be governed by, and be construed and interpreted in accordance with, the internal laws of the State of California. The parties hereby consent to the jurisdiction of the Superior Court of the State of California in Los Angeles County and the United States District Court for the Central District of California, and any proceeding arising between the parties hereto in any manner pertaining or related to this Agreement shall to the extent permitted by law, be held in Los Angles County, California.

21.   This Agreement may be entered into in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LONG-E INTERNATIONAL, INC.

By:	/s/ Bu Shengfu
Name: Bu Shengfu
Title: Chief Executive Officer

WESTPARK CAPITAL, INC

By:	/s/ Richard Rappaport
Name: Richard Rappaport
Title: Chief Executive Officer

LAW OFFICES OF DAVID L. KAGEL,
A Professional Corporation

By:	/s/ David Kagel
Name: David L. Kagel, President

Exhibit A

Names and Titles of Placement Agent Contact:

Kevin DePrimio
Vice President, Corporate Finance
WestPark Capital, Inc.
1900 Avenue of the Stars,
Suite 310
Los Angeles, CA 90067
(310) 843-9300 Telephone
(310) 843-9304 Facsimile
kdeprimio@wpcapital.com

Exhibit B

SUBSCRIPTION INFORMATION

For: ________________________

Name of Subscriber

Address of Subscriber

Principal Amount of
Notes Subscribed For

Subscription Amount
Submitted Herewith

Taxpayer ID Number/
Social Security Number

Exhibit C

DISBURSEMENT REQUEST

VIA FACSIMILE
Law Offices of David L. Kagel, A Professional Corporation: (310) 553-9693

Date:_______________________

David L. Kagel, Esq.
1801 Century Park East, Suite 2500
Los Angeles, CA 90067

Re: Account Name: Law Offices of David L. Kagel, Prof. Corp. Subscription Escrow Account No. 3 (Long-E International, Inc.)

Account Number: _____________________

Dear Escrow Agent:

We, the undersigned representatives, acknowledge that the proceeds of _______________ have been received in the Law Offices of David L. Kagel, Prof. Corp. Subscription Escrow Account No. 3 and are eligible for distribution on this date. The Company, WestPark Capital and David L. Kagel are satisfied that all requirements to effect a distribution of available funds have been met and want to disburse _______________________; however, the Escrow Agent will retain ____________ related to fees for maintaining the Escrow Account.

Please disburse the proceeds immediately via wire transfer as follows:

WestPark Capital, Inc.	Bank Information

Long-E International, Inc.	Bank Information

WestPark Capital, Inc.:	Long-E International, Inc.:

By: Richard Rappaport	By: Bu Shengfu
Its: Chief Executive Officer	Its: Chief Executive Officer

Exhibit D

RELEASE AND DISCHARGE

The undersigned hereby releases and discharges LAW OFFICES OF DAVID L. KAGEL, A Professional Corporation, as Escrow Agent, from all further responsibility or liability as Escrow Agent under the Escrow Agreement dated January 17, 2007. Please accept this as authorization to close our escrow account as of this date.

Executed this ________ day of ___________, 2007.

__________________________________

By: _________________________
Name: _______________________
Title: ________________________